UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 7, 2016

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, FL 50 New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2016, the Board of Directors (the “Board”) of FXCM Inc. (the “Company”) approved the Company’s 2017 Incentive Bonus Plan for Founder-Directors and Specified Executive Officers for the fiscal year 2017 (the “2017 Incentive Bonus Plan”). The 2017 Incentive Bonus Plan provides certain key employees of the Company with additional incentives through the payment of bonuses based on the profitability of the Company and reduction of Company debt.

Pursuant to the 2017 Incentive Bonus Plan, participants (including Messrs. Dror Niv, David Sakhai, William Ahdout, Eduard Yusupov, and Kenneth Grossman) are entitled to receive a bonus based on a target amount equal to 200% of such participant’s base salary fiscal year 2017. For the year ending December 31, 2017, the Target Bonus will be calculated as follows: (a) 50% of the Target Bonus will be earned if prior to December 31, 2017, the Company repays in full the loan evidenced by Amended and Restated Credit Agreement, dated as of January 24, 2015, between and among the Company, FXCM Holdings, LLC, FXCM Newco, LLC and Leucadia National Corporation as amended by that First Amendment to the Amended and Restated Credit Agreement, dated as of September 1, 2016, and (b) up to a maximum of 50% of the Target Bonus will be earned if FXCM Group LLC is certified to have achieved certain adjusted EBITDA (as described in the plan document) targets for 2017 as follows: 25% of the Target Bonus will be earned if FXCM Group LLC is certified to have achieved adjusted EBITDA of $64 million for fiscal year 2017; and 50% of the Target Bonus will be earned if FXCM Group LLC is certified to have achieved adjusted EBITDA of equal to or greater than $92 million for fiscal year 2017. If FXCM Group LLC is certified to have achieved adjusted EBITDA of between $64 million and $92 million for fiscal year 2017 then the Target Bonus earned by each participant shall be between 25% and 50% of the Target Bonus calculated using a straight line interpolation. None of the Target Bonus will be earned if the FXCM Group LLC is certified to have achieved adjusted EBITDA of less than $64 million for fiscal year 2017.

Unless otherwise determined by the administrator, payment of bonus amounts under the 2017 Incentive Bonus Plan is subject to continued employment by the Company on the last day of the plan year (or as otherwise provided in the plan document). All payments under the 2017 Incentive Bonus Plan will be made in cash, unless otherwise determined by the administrator of the 2017 Incentive Bonus Plan.

The foregoing description of the 2017 Incentive Bonus Plan is qualified in its entirety by reference to the actual text of such document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	FXCM Inc. 2017 Incentive Bonus Plan for Founder-Directors and Specified Executive Officers (2017)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

	By:	/s/ David S. Sassoon
		Name:	David S. Sassoon
		Title:	General Counsel

Date: November 9, 2016